Exhibit 10.1

CONFIDENTIAL

RETIREMENT TRANSITION AGREEMENT

This Retirement Transition Agreement (“Agreement”) is made between CH2M HILL Companies, Ltd. and Michael A. Szomjassy (“Mr. Szomjassy”) to outline the terms and conditions of Mr. Szomjassy’s retirement transition from employment.  CH2M HILL Companies, Ltd., together with its subsidiaries and affiliated corporations, joint ventures, and businesses are referred to collectively in this Agreement as “CH2M.”

In consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and intending to be legally bound, the parties hereby agree as follows:

1.              Assignment to “Flex” Employment Status.  Effective as of July 17, 2015 (the “Flex Assignment Date”), CH2M shall assign Mr. Szomjassy to a Flex employment status for the period commencing on the Flex Assignment Date and terminating on February 19, 2016 (“Retirement Date”), unless otherwise subsequently agreed by the parties (“Retirement Transition Period”).  Mr. Szomjassy is expected to work at a level greater than 20% of his average level of services performed during the 36 months preceding the Flex Assignment Date, and so will not have a “separation from service” for purposes of Section 409A of the Internal Revenue Code until the end of the Retirement Transition Period.

2.              Resignation from Officer and Managing Positions.  Effective with Mr. Szomjassy’s Flex Assignment Date, Mr. Szomjassy resigns his 0fficer and/or managing positions with CH2M and its affiliated legal entities.

3.              Compensation and Benefits.  In consideration of the covenants and agreements set forth in this Agreement, CH2M will provide to Mr. Szomjassy the following benefits and compensation with respect to the Retirement Transition Period, all of which is discretionary, less all tax and other applicable withholdings, including those prescribed by the IRS, if any, for supplemental income.

3.1                               Flex Employment Status.  Whereas CH2M has a continuing business and strategic need for Mr. Szomjassy’s engagement on certain enterprise initiatives, Mr. Szomjassy will be permitted to assume a Flex employment status on the Flex Assignment Date.

3.2                               Hourly Rate.  For any time worked as a Flex employee during the Retirement Transition Period, Mr. Szomjassy’s rate of pay will be $192.00 per hour.  Mr. Szomjassy will receive overtime pay to the extent required by federal/state law.  All amounts payable pursuant to this Section 3 shall be paid no later than March 15, 2016.

3.3                               SERRP.  The balance of Mr. Szomjassy’s vested SERRP amount is $36,758.00 and unvested balance is $292,890.00 as of May 11, 2015.  Because Mr. Szomjassy will remain in an employment status under this Agreement during the Retirement Transition Period until the Retirement Date, Mr. Szomjassy’s unvested balance will become 100% vested on his 65th birthday, February 9, 2016.  The payments under the SERRP will be made in accordance with the distribution election on file for Mr. Szomjassy and the applicable plan documents, treating the Retirement Date as his separation from service.  The payment will be made no sooner than 6 months and one day from Mr. Szomjassy’s Retirement Date.

SZOMJASSY — RETIREMENT TRANSITION, WAIVER AND GENERAL RELEASE AGREEMENT

3.4                               Executive Physical Program.  Mr. Szomjassy will continue to be eligible for participation in the Executive Physical Program through calendar year 2015.  Such benefits shall be provided consistent with the requirements of Section 409A of the Internal Revenue Code.

3.5                               Financial Planning and Tax Consulting.  Mr. Szomjassy will continue to receive services from Ayco for financial planning and tax consulting services through 2015.  Provided he works with and provides all necessary information to PwC (or whichever tax services provider CH2M utilizes at its sole discretion), Mr. Szomjassy will also continue to receive appropriate tax support through PwC (or whichever tax services provider CH2M utilizes) as long as there remain tax filing obligations by him in the United Kingdom associated with his program assignment on the London Olympics.  Such benefits shall be provided consistent with the requirements of Section 409A of the Internal Revenue Code.

4.              Release and Waiver.  In consideration of the compensation and benefits set forth in Paragraph 3, Subparagraphs 3.1 to 3.5, together with the covenants, agreements and releases set forth herein, Mr. Szomjassy, on behalf of himself, his family members, his estate, and his assigns and beneficiaries, hereby releases and forever discharges CH2M HILL Companies, Ltd., together with its affiliated companies, subsidiaries, and Employee Benefit Plans and its respective present and former officers, directors, employees, shareholders, agents, representatives, consultants, insurers, plan administrators, trustees, fiduciaries, attorneys, successors and assigns (individually and collectively “Releasees”) from any and all liabilities, causes of action, torts, debts, claims and demands, in statutory law, common law and/or in equity, known or unknown, fixed or contingent, which Mr. Szomjassy has, may have or claims or claimed to have, based upon or in any way related to Mr. Szomjassy’s employment with CH2M, arising up to and including the Effective Date of this Agreement.  This includes but is not limited to claims for damages, wages or other relief arising under federal, state, or local laws prohibiting employment discrimination and other unfair or unlawful treatment, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act Amendments Act of 2008 (“ADAAA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Lily Ledbetter Fair Pay Act of 2009, the Family Medical Leave Act of 2008 (“FMLA”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Equal Pay Act of 1963, as amended, 29 U.S.C. § 206(d)(1)-(4), the Rehabilitation Act of 1974, 29 U.S.C. § 701, et seq., the Health Insurance Portability and Accountability Act of 1996, as amended, § 46 U.S.C. § 300gg, et seq., the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161, et seq., Executive Order 11246, the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), the Federal Rehabilitation Act, whistleblower claims, and any claims based on any state statute or law, contract, covenant of good faith and fair dealing, public policy, tort or other theories, as well as any claim for attorney’s fees and/or costs or other expenses or fees.  Mr. Szomjassy acknowledges and agrees that this Agreement is all-encompassing and universal and that no controversy remains or any basis for any action, claim, relief, lawsuit, charge or complaint against any or all of the Releases exists after the Effective Date of this Agreement.  For purposes of this Agreement, “Employee Benefit Plan” means any employee benefit plan, as defined in ERISA Section 3(3), sponsored, or contributed to, by CH2M or any Release.  Notwithstanding the proceeding, this release shall not preclude an action to enforce benefits in which the Employee has become or will become vested under ERISA.

For the avoidance of any doubt, and provided Mr. Szomjassy otherwise remains eligible for the benefits by meeting the terms of the applicable plan and/or program documents (e.g., by remaining retired and/or by not competing with CH2M as defined in applicable plan and/or program documents), and subject to the terms of the applicable plan and/or program documents and any

CH2M discretion contained therein, by signing this release, Mr. Szomjassy is not waiving (a) his eligibility to receive a prorated award under the Long Term Incentive (“LTI”) Plan for the 2013 LTI Plan year; (b) his eligibility to receive a prorated award under the 2015 Annual Incentive Plan (“AIP”); (c) the continued vesting during the Retirement Transition Period of stock options awarded under equity incentive plan(s) and/or stock grant agreements; (d) the continued vesting during the Retirement Transition Period of restricted stock grants; (e) any benefits associated with vested account balances under the Deferred Compensation Plan/Executive Deferred Compensation Plan; or (f) eligibility to participate in and receive benefits from the retiree medical program.  Mr. Szomjassy explicitly acknowledges and agrees that this Agreement does not create, alter, or amend any rights that he may have under any of the foregoing employee benefit plans and/or programs, which rights are governed by the relevant plan and/or program documents.  Additionally, and consistent with the Bylaws of CH2M HILL Companies, Ltd., CH2M will defend and indemnify Mr. Szomjassy in the event of any legal actions taken by others against Mr. Szomjassy resulting from his roles as an officer and as a director of CH2M HILL Companies, Ltd.

5.              Legal Review; Sophisticated Parties; No changes.  Mr. Szomjassy and CH2M acknowledge that this Agreement sets forth the entire understanding between them.  Neither party has relied upon any representation or statement with respect to the subject matter hereof, written or oral, not set forth in this Agreement.  This Agreement may not be changed orally, but only by a specific written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

This Agreement is deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against any party based upon attribution of drafting to any party.

Mr. Szomjassy, by signing below, acknowledges that CH2M has encouraged him to review the legal effect and implications of this Agreement with an attorney and carefully and thoroughly review the Agreement prior to signing.  As a senior executive and a sophisticated financially savvy party, Mr. Szomjassy acknowledges that he reviewed this Agreement and understands its terms and conditions.

Mr. Szomjassy has up to twenty-one (21) days in which to consider this Agreement.  He may execute the agreement at any time before the end of the twenty-one (21) day review period, but should he do so he acknowledges and agrees that he has done so voluntarily.  After his execution of this Agreement, he shall have seven (7) days to revoke the Agreement and the Agreement shall not become effective or enforceable until the seven (7) days has expired.  If the Agreement is not revoked within the seven (7) day revocation period, it shall become immediately effective (the “Effective Date”).  Any revocation of this Agreement before the expiration of the seven (7) days revocation period must be in writing, must specifically revoke this Agreement, and must be received by John Madia, Chief Human Resources Officer, 9191 South Jamaica St., Englewood, CO, 80112 prior to the eighth (8th) day following execution of this Agreement by Mr. Szomjassy.  In the event Mr. Szomjassy revokes this Agreement within the seven-day revocation period, the Agreement shall not be effective or enforceable and Mr. Szomjassy shall not receive the benefits described herein.

6.              Second Release.  Mr. Szomjassy also agrees to execute a second release of claims acceptable to CH2M upon the end of the Retirement Transition Period containing substantially identical language to Sections 4, 5 and 7 through 9 hereof.  (See Attachment A, hereto.)

7.              Unenforceability.  In the event a particular provision of the Agreement is declared invalid or unenforceable, the remaining provisions of the Agreement will continue in full force and effect.  This Agreement shall be construed in all respects as if such invalid unenforceable provisions were omitted.

8.              Governing Law; Dispute Resolution and Venue.  The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  The parties agree that all disputes with respect to this agreement shall be resolved through courts of competent jurisdiction located in the State of Colorado.

9.              Waivers.  Except as otherwise set forth herein, the waiver by either party of any right under this Agreement or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party whether of the same or a similar nature or otherwise.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

IN WITNESSETH WHEREOF, the parties have executed this Agreement as provided below.

CH2M HILL Companies, Ltd.		Michael A. Szomjassy*

By:		/s/ Michael A. Szomjassy
Executive VP and Chief HR Officer

Date:	June 29, 2105	Date:	July 1, 2015

* Mr. Szomjassy acknowledges that he has read and understands this Agreement, that he signs it freely and voluntarily and after reasonable opportunity to consult with an attorney of his own choosing.

ATTACHMENT A
RETIREMENT TRANSITION AGREEMENT
SECOND AGREEMENT

This Second Agreement is being entered into between CH2M HILL Companies, Ltd. and Michael A. Szomjassy (“Mr. Szomjassy”) as part of the terms agreed to by the parties as part of the Retirement Transition Agreement entered into on June 18, 2015.  CH2M HILL Companies, Ltd., together with its subsidiaries and affiliated corporations, joint ventures, and businesses are referred to collectively in this Second Agreement as “CH2M.”

1.              Release and Waiver.  In consideration of the compensation and benefits set forth in Paragraph 3, Subparagraphs 3.1 to 3.10, of the Retirement Transition Agreement (any payments or benefits still to be paid pursuant to the Retirement Transition Agreement being affirmatively deemed by the parties to be good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged), and intending to be legally bound, the parties hereby agree that Mr. Szomjassy, on behalf of himself, his family members, his estate, and his assigns and beneficiaries, hereby releases and forever discharges CH2M HILL Companies, Ltd., together with its affiliated companies, subsidiaries, and Employee Benefit Plans and its respective present and former officers, directors, employees, shareholders, agents, representatives, consultants, insurers, plan administrators, trustees, fiduciaries, attorneys, successors and assigns (individually and collectively “Releasees”) from any and all liabilities, causes of action, torts, debts, claims and demands, in statutory law, common law and/or in equity, known or unknown, fixed or contingent, which Mr. Szomjassy has, may have or claims or claimed to have, based upon or in any way related to Mr. Szomjassy’s employment with CH2M, arising up to and including the Effective Date of this Agreement.  This includes but is not limited to claims for damages, wages or other relief arising under federal, state, or local laws prohibiting employment discrimination and other unfair or unlawful treatment, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act Amendments Act of 2008 (“ADAAA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Lily Ledbetter Fair Pay Act of 2009, the Family Medical Leave Act of 2008 (“FMLA”), the Genetic Information Nondiscrimination Act of 2008 (“GINA”), the Equal Pay Act of 1963, as amended, 29 U.S.C. § 206(d)(1)-(4), the Rehabilitation Act of 1974, 29 U.S.C. § 701, et seq., the Health Insurance Portability and Accountability Act of 1996, as amended, § 46 U.S.C. § 300gg, et seq., the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. § 1161, et seq., Executive Order 11246, the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), the Federal Rehabilitation Act, whistleblower claims, and any claims based on any state statute or law, contract, covenant of good faith and fair dealing, public policy, tort or other theories, as well as any claim for attorney’s fees and/or costs or other expenses or fees.  Mr. Szomjassy acknowledges and agrees that this Agreement is all-encompassing and universal and that no controversy remains or any basis for any action, claim, relief, lawsuit, charge or complaint against any or all of the Releases exists after the Effective Date of this Second Agreement.  For purposes of this Agreement, “Employee Benefit Plan” means any employee benefit plan, as defined in ERISA Section 3(3), sponsored, or contributed to, by CH2M or any Release.  Notwithstanding the proceeding, this release shall not preclude an action to enforce benefits in which the Employee has become or will become vested under ERISA.

For the avoidance of any doubt, and provided Mr. Szomjassy otherwise remains eligible for the benefits by meeting the terms of the applicable plan and/or program documents (e.g., by remaining retired and/or by not competing with CH2M as defined in applicable plan and/or program documents), and subject to the terms of the applicable plan and/or program documents and any CH2M discretion contained therein, by signing this release, Mr. Szomjassy is not waiving (a) his eligibility to receive a prorated award under the Long Term Incentive (“LTI”) Plan for the 2013 LTI Plan year; (b) his eligibility to receive a prorated award under the 2015 Annual Incentive Plan (“AIP”); (c) the continued vesting during the Retirement Transition Period of stock options awarded under equity incentive plan(s) and/or stock grant agreements; (d) the continued vesting during the Retirement Transition Period of restricted stock grants; (e) any benefits associated with vested account balances under the Deferred Compensation Plan/Executive Deferred Compensation Plan; or (f) eligibility to participate in and receive benefits from the retiree medical program.  Mr. Szomjassy explicitly acknowledges and agrees that this Second Agreement does not create, alter, or amend any rights that he may have under any of the foregoing employee benefit plans and/or programs, which rights are governed by the relevant plan and/or program documents.  Additionally, and consistent with the Bylaws of CH2M HILL Companies, Ltd., CH2M will defend and indemnify Mr. Szomjassy in the event of any legal actions taken by others against Mr. Szomjassy resulting from his roles as an officer and as a director of CH2M HILL Companies, Ltd.

2.              Legal Review; Sophisticated Parties; No changes.  Mr. Szomjassy and CH2M acknowledge that this Second Agreement sets forth the entire understanding between them.  Neither party has relied upon any representation or statement with respect to the subject matter hereof, written or oral, not set forth in this Second Agreement.  This Agreement may not be changed orally, but only by a specific written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

This Second Agreement is deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against any party based upon attribution of drafting to any party.

Mr. Szomjassy, by signing below, acknowledges that CH2M has encouraged him to review the legal effect and implications of this Second Agreement with an attorney and carefully and thoroughly review the Agreement prior to signing.  As a senior executive and a sophisticated financially savvy party, Mr. Szomjassy acknowledges that he reviewed this Second Agreement and understands its terms and conditions.

Mr. Szomjassy acknowledges and agrees that he may not sign this Second Agreement until on or after the Retirement Date as set forth in the Retirement Transition Agreement.  Mr. Szomjassy has up to twenty-one (21) days after the Retirement Date as set forth in the Retirement Transition Agreement in which to consider this Second Agreement.  He may execute the Second Agreement at any time on or after the Retirement Date but before the end of the twenty-one (21) day review period, but should he do so he acknowledges and agrees that he has done so voluntarily.  After his execution of this Second Agreement, he shall have seven (7) days to revoke the Second Agreement and the Second Agreement shall not become effective or enforceable until the seven (7) days has expired.  If the Second Agreement is not revoked within the seven (7) day revocation period, it shall become immediately effective (the “Effective Date”).  Any revocation of this Second Agreement before the expiration of the seven (7) days revocation period must be in writing, must specifically revoke this Second Agreement, and must be received by John Madia, Chief Human Resources Officer, 9191 South Jamaica St., Englewood, CO, 80112 prior to the eighth (8th) day following execution of this Agreement by Mr. Szomjassy.  In the event Mr. Szomjassy revokes this Second Agreement within the seven-day revocation period, the Second Agreement shall not be effective or enforceable and Mr. Szomjassy shall not receive any then unpaid and outstanding benefits described in the Retirement Transition Agreement.

3.              Unenforceability.  In the event a particular provision of the Second Agreement is declared invalid or unenforceable, the remaining provisions of the Second Agreement will continue in full force and effect.  This Second Agreement shall be construed in all respects as if such invalid unenforceable provisions were omitted.

4.              Governing Law; Dispute Resolution and Venue.  The Parties agree that this Second Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  The parties agree that all disputes with respect to this agreement shall be resolved through courts of competent jurisdiction located in the State of Colorado.

5.              Waivers.  Except as otherwise set forth herein, the waiver by either party of any right under this Second Agreement or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party whether of the same or a similar nature or otherwise.  No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

IN WITNESSETH WHEREOF, the parties have executed this Second Agreement as provided below.

CH2M HILL Companies, Ltd.		Michael A. Szomjassy*

By:
Executive VP and Chief HR Officer

Date:		Date:

* Mr. Szomjassy acknowledges that he has read and understands this Agreement, that he signs it freely and voluntarily and after reasonable opportunity to consult with an attorney of his own choosing.